Exhibit 10.7

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference April 28, 2005

BETWEEN:

INFRABLUE LTD
with company number 5047525 being a company duly incorporated pursuant to the laws of England and having an office at Suite 5.15 , 130 Shaftesbury Avenue, London, England W1D 5EU

(the "Company")

AND:
PUBLICLOCK INC. a company duly incorporated pursuant to the laws of St. Kitts & Nevis and having a registered address at Main Street, Charlestown, Nevis (the "Creditor")

WHEREAS:
A.

Pursuant to a Loan Agreement between the Company and the Creditor made as of 4th October 2004, and a Debenture between the Company and the Creditor as of 4th October 2004, the Company is indebted to the Creditor in the amount of ₤83,450.00 as of the date hereof (the "Indebtedness"), as more particularly set out in Schedule "A" hereto, and the Creditor has agreed to settle the Indebtedness;

B.	The Company has no immediate source of funds available to settle the Indebtedness in cash;
C.	The Company and the Creditor has no immediate source of funds available to settle the indebtedness in cash;
D.

The Company and the Creditor have agreed that the Indebtedness will be satisfied in full by the issuance of 1,075,000 Ordinary A shares of the Company (the "Shares") to the Creditor, such Shares to be issued at a deemed value of ₤0.0776 per Share;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

ACKNOWLEDGEMENT OF INDEBTEDNESS AND SHARE CAPITAL
1.1.1

The Company and the Creditor acknowledge and agree that the total amount that the Company is indebted to the Creditor is ₤83,450.00 as more particularly set out in Schedule "A" hereto, and the Creditor agrees to settle the debt of ₤83,450.00;

1.1.2

The Company has an issued share capital consisting of 755,000 Ordinary A shares and 245,000 Ordinary B shares and no other person has a right, obligation or entitlement to be issued shares in the capital of the Company.

ALLOTMENT AND ISSUANCE OF SHARES
2.1

The Company agrees to issue the Shares as fully paid and non-assessable Ordinary A shares of the Company and the Creditor agrees to accept the Shares in full and final satisfaction of the Indebtedness.

RELEASE
2.2

The Creditor hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement the Indebtedness will be fully satisfied and the Creditor will remise, release and forever discharge the Company, its successors and assigns, and its directors, officers and employees from all of its obligations relating to the Indebtedness.

RESTRICTIONS ON DISPOSITION
3.1

The Creditor acknowledges that the Shares are shares in a private company and such Shares are subject to restrictions on disposition imposed by the Articles of the Company and the Companies Act of England & Wales 1985 to 1989 which may result in the Creditor being unable to sell or otherwise dispose of its Shares.

INDEPENDENT LEGAL ADVICE
5.1

The Creditor acknowledges that the Company has given it adequate time to review this Agreement and to seek and obtain independent legal advice with respect to this Agreement. The Creditor represents to the Company that it is satisfied as to all the terms and conditions contained in this Agreement.

GENERAL PROVISIONS
6.1	Time shall be of the essence of this Agreement.
6.2

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

6.3

The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreement, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

6.4	This Agreement will be governed by and construed in accordance with the laws of England & Wales.
6.5

In this Agreement, words imparting the singular only shall include the plural and vice versa, words imparting the masculine gender shall include the feminine and neuter genders and words imparting persons shall include all firms and corporations and vice versa.

6.6

Any provision hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be severable from the remaining provisions which shall continue to be valid and enforceable to the fullest extent permitted by law.

6.7

No failure or delay on the part of any party hereto in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or other right, power or remedy.

6.8	This Agreement may not be amended or modified in any respect except by written instrument signed by all the parties hereto.
6.9	This Agreement shall be binding upon, and shall enure to the benefit of each of the parties hereto and their respective successors and permitted assigns.
6.10	This Agreement may be signed in counterparts (including counterparts by telecopier) and all counterparts taken together shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INFRABLUE LIMITED

per: /s/ Mitchell Johnson
_________________________________
Authorized Signatory

PUBLICLOCK INC.

per: /s/ Garth Hochong
_________________________________
Authorized Signatory

SCHEDULE "A" Indebtedness of Infrablue Limited to Publiclock Inc. The creditor paid the Company in a single wire transaction L 83,450.00 dated 10th February 2005 from Anglo Irish Bank
NOTE:

THIS IS THE SCHEDULE TO THE DEBT SETTLEMENT AGREEMENT BETWEEN THE ABOVE PARTIES OF 28TH APRIL 2005. PUBLICLOCK INC. HAS AGREED TO ACCEPT 1,075,000 ORDINARY A SHARES IN THE CAPITAL OF INFRABLUE LIMITED IN FULL AND FINAL SETTLEMENT OF THE ₤83,450.00 DEBT. THE SHARES ARE ISSUABLE AT A DEEMED PRICE OF ₤0.0776 PER SHARE.